SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 4, 2004

(Date of earliest event reported)

LANDAMERICA FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13990	54-1589611
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gateway Centre Parkway Richmond, Virginia	23235-5153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Information.

On May 5, 2004, LandAmerica Financial Group, Inc. sold $125.0 million principal amount of 3.25% Convertible Senior Debentures due 2034. In connection with the sale of the debentures, LandAmerica granted to the initial purchasers of the debentures an option to purchase up to an additional $25.0 million principal amount of the debentures within 30 days of May 5, 2004. On June 4, 2004, LandAmerica and J.P. Morgan Securities Inc., acting on behalf of themselves and as the representative of the other initial purchasers, extended the initial purchasers’ option from 30 days to 45 days after May 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: June 4, 2004	By:	/s/ G. William Evans
G. William Evans
Chief Financial Officer